As filed with the Securities and Exchange Commission on April 3, 2014

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

(Exact name of registrant as specified in its charter)

NATIONAL ELECTRICITY COMPANY OF CHILE INC.

(Translation of Registrant’s name into English)

Republic of Chile	Santa Rosa 76, 15th Floor Santiago, Chile (56-2) 2353-4639	None
(Jurisdiction of incorporation or organization)	(Address and telephone number of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8600

(Name, address and telephone number of agent for service)

Copy to:

J. ALLEN MILLER, Esq.

SEY-HYO LEE, Esq.

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, New York 10112

(212) 408-5100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities		(1)

(1)	The registrant is registering an indeterminate amount of debt securities to be offered from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee to the registration of securities hereby.

PROSPECTUS

Empresa Nacional de Electricidad S.A.

Debt Securities

Empresa Nacional de Electricidad S.A. (“Endesa Chile”) may from time to time, in one or more offerings, offer its debt securities. This prospectus describes the general terms that may apply to these securities and the general manner in which they may be offered. When we offer our securities, the specific terms of the securities, including the specific amounts, the offering price and the specific manner in which they may be offered, will be described in supplements to this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names.

Investing in the securities described herein involves risks. See “Risk Factors” beginning on page 17 of our annual report on Form 20-F for the year ended December 31, 2013, as amended, incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell these securities unless accompanied by a prospectus supplement.

We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where their offer or sale is not permitted.

The date of this prospectus is April 3, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may offer the securities described in this prospectus at any time and from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

In the event the information set forth in a prospectus supplement differs in any way from information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date of the document or that the information we have filed or will file with the SEC that is incorporated by reference in this prospectus is accurate as of any date other than the filing date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

In this prospectus, unless the context otherwise requires, all references to “Endesa Chile,” the “Company,” “we,” “us” and “our” are to Empresa Nacional de Electricidad S.A., a company organized and existing under the laws of Chile, and its consolidated subsidiaries. Endesa Chile will be the issuer of the securities described in this prospectus. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE CAN YOU FIND MORE INFORMATION

We file annual and current reports and other information, including the registration statement of which this prospectus is a part and exhibits to the registration statement, with the SEC. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our website at www.endesa.cl. We are an issuer in Chile of securities registered with the Superintendencia de Valores y Seguros (the Chilean Superintendency of Securities and Insurance, or the “SVS”). Shares of our common stock are traded on the Santiago Stock Exchange (Bolsa de Comercio de Santiago), the Chilean Electronic Stock Exchange (Bolsa Electrónica de Chile) and the Valparaíso Stock Exchange (Bolsa de Corredores de Valparaíso) (collectively, the “Chilean Stock Exchanges”), under the symbol “ENDESA.” Accordingly, we are currently required to file quarterly and annual reports and issue hechos esenciales o relevantes (notices of essential or material events) to the SVS, and provide copies of such reports and notices to the Chilean Stock Exchanges. All such reports are in Spanish and available at www.endesa.cl and www.svs.cl. The information contained on and linked from our website or the SVS website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

We are “incorporating by reference” in this prospectus specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information contained in documents that we file in the future with the SEC automatically will update and supersede earlier information contained in or incorporated by reference in this prospectus or a prospectus supplement (any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded).

We incorporate by reference in this prospectus the documents listed below and any future Annual Reports on Form 20-F and any future Reports on Form 6-K (to the extent designated in the Form 6-K as being filed and incorporated by reference in this prospectus) that we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	Our Annual Report on Form 20-F for the year ended December 31, 2013, as amended (the “2013 Form 20-F”).

Except for the Reports on Form 6-K specifically designated as being filed and incorporated by reference herein, we are not incorporating any document or information furnished and not filed in accordance with SEC rules. Upon written or oral request, we will provide you with a copy of any of the incorporated documents without charge (not including exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents). You may submit such a request for this material to Empresa Nacional de Electricidad S.A., Santa Rosa 76, 15th Floor, Santiago, Chile, Attention: Investor Relations, (56-2) 2353-4639 or via e-mail to ir@endesa.cl.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are or may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations, including, but not limited to, any statements concerning:

•	our capital investment program;

•	trends affecting our financial condition or results from operations;

•	our dividend policy;

•	the future impact of competition and regulation;

•	political and economic conditions in the countries in which we or our related companies operate or may operate in the future;

•	any statements preceded by, followed by or that include the words “believes,” “expects,” “predicts,” “anticipates,” “intends,” “estimates,” “should,” “may” or similar expressions; and

•	other statements contained or incorporated by reference in this prospectus regarding matters that are not historical facts.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	changes in the regulatory framework of the electricity industry in one or more of the countries in which we operate;

•	our ability to implement proposed capital expenditures, including our ability to arrange financing where required;

•	the nature and extent of future competition in our principal markets;

•	political, economic and demographic developments in the markets in South America where we conduct our business; and

•	the factors discussed below under “Risk Factors.”

You should not place undue reliance on such statements, which speak only as of the date that they were made. Our independent auditors have not examined or compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. You should consider these cautionary statements together with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to forward-looking statements contained in this prospectus or the documents incorporated by reference herein reflect later events or circumstances or to reflect the occurrence of unanticipated events.

For all these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

OUR COMPANY

We are a Chilean company engaged directly and through our subsidiaries and jointly-controlled entities in the electricity generation business in Chile, Argentina, Colombia and Peru. We also have unconsolidated equity investments in companies engaged primarily in the electricity generation, transmission and distribution business in Brazil.

We are part of a group of companies controlled by Enel S.p.A. (“Enel”). Our direct controlling entity, Enersis S.A. (“Enersis”), owns a 60.0% stake in us. Endesa S.A. (“Endesa Spain”), a Spanish electricity generation and distribution company, owns 60.6% of Enersis directly and through Endesa Latinoamérica. Enel owns 92.1% of Endesa Spain.

Enel is headquartered in Italy and publicly traded on the Milan Stock Exchange. It is primarily engaged in the energy sector. With a presence in 40 countries worldwide and over 99 GW of net installed capacity, it provides service to more than 61 million customers through its electricity and gas businesses.

We seek to take advantage of our know-how and market position to become one of the leading private sector utility companies in South America. We continually seek to maximize our return on investments and to reduce operating and financial costs in our subsidiaries, jointly controlled entities and associates over which we have significant influence.

As of and for the year ended December 31, 2013, our consolidated assets were Ch$6,763 billion and our consolidated net income was Ch$354 billion. Our common stock has been registered with the SVS and is listed for trading on the Chilean Stock Exchanges. Additionally, American Depositary Shares (ADSs) representing shares of our common stock are registered with the SEC and are listed for trading on the NYSE. Our stock also trades on Latibex, the Madrid Stock Exchange.

We are a publicly traded open stock corporation (sociedad anónima abierta) organized under the laws of Chile. Our principal executive offices are located at Santa Rosa 76, 15th floor, Santiago, Chile and our general telephone number is (56-2) 2353-4639.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our 2013 Form 20-F and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement, we intend to use the net proceeds from the offerings hereunder for general corporate purposes, which may include funding working capital, capital expenditures and possible acquisitions, as well as the repayment of existing debt. Subject to contractual or other legal restrictions, the net proceeds from the sale of securities may be available to our other affiliates through inter-company loans or other means.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For purposes of this table: “Earnings” are defined as pre-tax income from continuing operations adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. “Fixed charges” are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

	Year ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	4.47	3.39	4.50	6.38	5.19

DESCRIPTION OF DEBT SECURITIES

This section describes the terms of the debt securities that Endesa Chile may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement. The debt securities may be issued from time to time in one or more series. As used is this section, “we,” “us,” “our,” “Endesa Chile” or “the Company” refers only to Empresa Nacional de Electricidad S.A., and not to any of our subsidiaries, unless explicitly stated.

The debt securities covered by this prospectus will be issued under the indenture between Endesa Chile and The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank) (the “Trustee”), as trustee, dated as of January 1, 1997, as amended and supplemented by the first supplemental indenture dated as of July 24, 2009 (the “Indenture”).

Wherever we refer to particular sections or defined terms of the Indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference. Because we have included only a summary of the material Indenture terms below, the Indenture should be read in full to understand every detail of the terms of the debt securities. The Indenture has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

The Indenture provides that Endesa Chile may issue debt securities thereunder from time to time in one or more series and permits Endesa Chile to establish the terms of each series of debt securities at the time of issuance. The Indenture does not limit the aggregate amount of debt securities that may be issued by Endesa Chile under the Indenture.

The debt securities will be unsecured and unsubordinated obligations of Endesa Chile and will rank on parity with all other unsecured and unsubordinated indebtedness. The debt securities will not be obligations of or guaranteed by any of our subsidiaries.

We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

•	the date or dates on which the principal of any of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any of such debt securities will be payable;

•	the obligation, if any, we have to redeem or purchase any of the debt securities out of any sinking fund or at the option of the holder, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such debt securities will be redeemed or purchased, in whole or in part;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of US$1,000 and any integral multiple thereof;

•	if the amount of principal, premium, if any, or interest on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, premium, if any, or interest on any of the debt securities will be payable;

•	if the principal, premium, if any, or interest on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, premium, if any, and interest on the debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•	if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the indentures, including the principal amount which will be due and payable upon any maturity, other than the stated maturity, or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•	whether any of the debt securities will be issuable in whole or in part in the form of one or more global securities;

•	any deletions from, modifications of or additions to the events of default applicable to any of the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of any debt securities due and payable;

•	any deletions from, modifications of or additions to the covenants applicable to any debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture but which may modify or delete any provision of the Indenture insofar as it applies to such series; provided that no term of the Indenture may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the Trustee shall have been consented to in writing by the Trustee.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the Indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Liens. Endesa Chile and its subsidiaries may not issue, assume or guarantee any secured indebtedness without equally and ratably securing the outstanding debt securities. These restrictions do not apply to:

(1)	any lien on any property acquired, constructed or improved by Endesa Chile or any subsidiary which is created at the time of, or within one year after, such acquisition (or the completion or commencement of commercial operation of such property, whichever is later) to secure all or any part of the purchase price of such property or the costs of such construction or improvement;

(2)	any lien on any property existing at the time of acquisition;

(3)	any lien on any property of a corporation which is merged with or into Endesa Chile or a subsidiary or any lien existing on property of a corporation which existed at the time such corporation becomes a subsidiary;

(4)	any lien which secures only indebtedness owing by a subsidiary to Endesa Chile, to one or more subsidiaries or to Endesa Chile and one or more subsidiaries; and

(5)	any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any lien referred to in foregoing clauses (1) through (4) inclusive (not to exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement).

Endesa Chile and its subsidiaries may also issue, assume or guarantee indebtedness secured by a lien which would otherwise be prohibited by the covenant on limitations on liens described above or enter into sale and lease-back transactions that would otherwise be prohibited by the covenant on limitations on sale and lease-back transactions described below if the aggregate amount of such secured indebtedness together with the aggregate value of all outstanding sale and lease-back transactions does not exceed the sum of (i) 10% of consolidated net tangible assets plus (ii) the aggregate amount of any such secured indebtedness that is owed to a Chilean bank and that as a result of Chilean banking regulations requires a lien, up to an additional 5% of consolidated net tangible assets.

Limitations on Sale and Lease-Back Transactions. Sale and lease-back transactions with respect to any generation, transformation, transmission or distribution facility of Endesa Chile or any subsidiary are prohibited, unless Endesa Chile or such subsidiary:

•	would be entitled to issue, assume or guarantee indebtedness secured by a lien on such facility without equally and ratably securing the debt securities; or

•	applies within one year after the effective date of such sale and lease-back transaction, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer of such facility other than for cash, an amount equal to the fair market value of such facility:

•	to the retirement of indebtedness of Endesa Chile ranking at least equally with the debt securities owing to a person other than Endesa Chile or any of its affiliates; or

•	to the construction or improvement of real or personal property used by Endesa Chile or any subsidiary in the ordinary course of business.

The restrictions set forth in the preceding sentence will not apply to sale and lease-back transactions providing for a lease for a term, including any renewal thereof, of not more than three years.

Events of Default

An “Event of Default,” with respect to the debt securities is defined in the Indenture as:

•	a default in the payment of any principal of the debt securities when due and payable, whether at maturity, upon redemption or otherwise;

•	a default in the payment of any interest or any additional amounts when due and payable on any debt securities and the continuance of such default for a period of 30 days;

•	a default in the performance or observance of any other term, covenant, warranty or obligation of Endesa Chile in the debt securities or the Indenture, not otherwise described as an Event of Default in the first or second bullet above, and the continuance of such default for more than 60 days after written notice to Endesa Chile by the Trustee or the holders of at least 25% in aggregate principal amount of debt securities outstanding, specifying such default or breach and requiring it to be remedied;

•	a default by Endesa Chile or any Chilean subsidiary in the payment of the principal of, or interest on, any individual note, bond, coupon or other instrument or agreement evidencing or pursuant to which there is outstanding indebtedness of Endesa Chile or any of its Chilean subsidiaries having an aggregate principal amount exceeding US$30,000,000 (or its equivalent in any other currency or currencies), other than the debt securities, by Endesa Chile or any of its Chilean subsidiaries when the indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been expressly extended; or

•	certain events of bankruptcy or insolvency with respect to Endesa Chile or a significant Chilean subsidiary.

The Indenture provides that (i) if an Event of Default (other than a bankruptcy or insolvency-related Event of Default) has occurred and is continuing with respect to the debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding, may declare the principal amount of all such outstanding debt securities and all the interest accrued thereon to be due and payable immediately and (ii) if a bankruptcy or insolvency-related Event of Default has occurred, the principal of all such outstanding debt securities and all the interest accrued thereon shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the debt securities. Upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of or any interest on the debt securities and compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities then outstanding.

The Trustee must give to the holders of the debt securities notice of all uncured defaults known to it with respect to the debt securities within 30 days after the Trustee becomes aware of such a default (the term default to include the events specified above without notice or grace periods); provided, however, that, except in the case of default in the payment of principal of or any interest or additional amounts on, any of the debt securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities.

No holder of any debt securities may institute any action under the Indenture unless (a) such holder shall have given the Trustee written notice of a continuing Event of Default with respect to the debt securities, (b) the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default, (c) such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require, (d) the Trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the debt securities. Such limitations, however, do not apply to any suit instituted by a holder of a debt security for enforcement of payment of the principal of and any interest on the debt security on or after the respective due dates expressed in the note.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the debt securities, unless such holders shall have offered to the Trustee reasonable indemnity.

Endesa Chile is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waivers

From time to time Endesa Chile and the Trustee may, without the consent of the holders of debt securities, amend, waive or supplement the Indenture for certain specific purposes, including, among other things, curing ambiguities, defects or inconsistencies, or making any other provisions with respect to matters or questions arising under the Indenture or the debt securities or making any other change therein as shall not adversely affect the interest of any holder of the debt securities.

In addition, with certain exceptions, the Indenture may be modified by Endesa Chile and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would (i) change the maturity of any payment of principal of or any installment of interest on any such note, or reduce the principal amount thereof or the interest payable thereon, or change the method of computing the amount of principal thereof or interest payable thereon on any date or change any place of payment where, or the coin or currency in which the principal or interest (including additional amounts) on any note are payable, or impair the right of holders to institute suit for the enforcement of any such payment on or after the date due, (ii) reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required for any such modification or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture, or (iii) modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby. The Indenture provides that the debt securities owned by Endesa Chile or any affiliate of Endesa Chile shall be deemed not to be outstanding for, among other purposes, consenting to any such modification.

Consolidation, Merger and Sale of Assets

Endesa Chile may not consolidate with or merge into or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor shall be a corporation organized and existing under the laws of Chile, and shall expressly assume, by a supplemental indenture, in form satisfactory to the Trustee, the due and punctual payment of the principal and interest and additional amounts, if any, on all the outstanding debt securities and the performance of every covenant in the Indenture on the part of Endesa Chile to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) Endesa Chile shall have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for Endesa Chile, as obligor on the debt securities, with the same effect as if it had been named in the Indenture as such obligor.

Governing Law

The debt securities and the Indenture shall be governed by the laws of the State of New York without giving effect to applicable principles of conflict of laws.

Concerning the Trustee

The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank) is trustee under the Indenture.

The Indenture has been qualified under the U.S. Trust Indenture Act of 1939, and the Trustee is eligible to act as trustee for purposes of compliance with such Act.

PLAN OF DISTRIBUTION

We may sell the debt securities offered pursuant to this prospectus in any of the following ways:

•	through agents, dealers or brokers;

•	to or through underwriters;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distributors including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Certain matters of New York law relating to the validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Chadbourne & Parke LLP, New York, New York. Certain matters of Chilean law relating to the validity of the debt securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Carey y Cía. Ltda., Santiago, Chile.

EXPERTS

The consolidated financial statements of Endesa Chile and its subsidiaries as of December 31, 2013 and 2012 and January 1, 2012 and for each of the years in the three-year period ended December 31, 2013 and management’s assessment of the effectiveness of Endesa Chile’s internal control over financial reporting as of December 31, 2013 have incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Auditores Consultores Ltda. (“KPMG”), independent registered public accounting firm incorporated by reference herein, and with respect to the consolidated financial statements, the reports of Pistrelli, Henry Martin Y Asociados S.R.L. a member firm of Ernst & Young Global (Endesa Argentina S.A.), Ernst & Young Audit S.A.S. (Emgesa S.A. E.S.P.), and Ernst & Young Auditores Independentes S.S. (Endesa Brasil S.A., an associate company), each independent registered public accounting firms, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a publicly held stock corporation organized under the laws of Chile. Except for one member of our Board of Directors, none of our directors or executive officers are residents of the United States and all or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, except as explained below, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against them or us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States or otherwise obtained in U.S. courts.

No treaty exists between the United States and Chile for the reciprocal enforcement of judgments. Chilean courts, however, have enforced final judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, subject to the review in Chile of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been respected without reviewing the merits of the subject matter of the case. If a United States court grants a final judgment in an action based on the civil liability provisions of the federal securities laws of the United States, enforceability of this judgment in Chile will be subject to the obtaining of the relevant “exequatur” (i.e., recognition and enforcement of the foreign judgment) according to Chilean civil procedure law in force at that time, and consequently, subject to the satisfaction of certain factors. Currently, the most important of these factors are:

•	the existence of reciprocity;

•	the absence of any conflict between the foreign judgment and Chilean laws (excluding for this purpose the laws of civil procedure) and Chilean public policies;

•	the absence of a conflicting judgment by a Chilean court relating to the same parties and arising from the same facts and circumstances;

•	the absence of any further means for appeal or review of the judgment in the jurisdiction where judgment was rendered;

•	the Chilean courts’ determination that the United States courts had jurisdiction;

•	that service of process was appropriately served on the defendant and that the defendant was afforded a real opportunity to appear before the court and defend its case; and

•	that enforcement would not violate Chilean public policy.

In general, the enforceability in Chile of final judgments of United States courts does not require retrial in Chile but a review of certain relevant legal considerations (i.e. principles of due process and public policy). However, there is doubt:

•	as to the enforceability in original actions in Chilean courts of liabilities predicated solely on the United States federal securities laws; and

•	as to the enforceability in Chilean courts of judgments of United States courts obtained in actions predicated solely upon the civil liability provisions of the federal securities laws of the United States.

In addition, foreign judgments cannot be enforced in any way against properties located in Chile, which, as a matter of Chilean law, are subject exclusively to Chilean law and to the jurisdiction of Chilean courts.

We have appointed C T Corporation System as our authorized agent upon which service of process may be served in any action which may be instituted against us in any United States federal or state court having subject matter jurisdiction in the State of New York, County of New York arising out of or based upon the debt securities offered pursuant to this prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Endesa, S.A., which owns a 60.6% beneficial interest in Enersis S.A., which in turn beneficially owns 60.0% of the outstanding capital stock of Empresa Nacional de Electricidad S.A. (“Endesa Chile”), maintains an insurance policy for Endesa Chile. Under this policy, coverage is provided to Endesa Chile’s directors and executive officers against losses arising from claims made by minority shareholders by reason of breach of duty or other errors, omissions and wrongful acts, other than those acts knowingly and intentionally committed wrongfully.

Item 9. Exhibits.

The Exhibit Index attached to this registration statement is incorporated herein by reference.

Item 10. Undertakings.

A. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i), A(1)(ii), and A(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph A(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Republic of Chile, on the 3rd day of April, 2014.

EMPRESA NACIONAL DE ELECTRICIDAD S.A.

By	/s/ Fernando Gardeweg R.
Fernando Gardeweg R.
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 3rd day of April, 2014 by the following persons in the capacities indicated:

Signature	Title

Jorge Rosenblut R.*	Chairman of the Board

Paolo Bondi *	Vice Chairman

Alfredo Arahuetes G.*	Director

Jaime Bauzá B.*	Director

Francesco Buresti*	Director

Enrique Cibié B.*	Director

Felipe Lamarca C.*	Director

Manuel Morán C.*	Director

Joaquín Galindo V.*	Chief Executive Officer (Principal Executive Officer)

Fernando Gardeweg R.*	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

*By	/s/ Luis Ignacio Quiñones S.
Luis Ignacio Quiñones S., Attorney-in-Fact**

**	By authority of the power of attorney filed as Exhibit 24 hereto

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Empresa Nacional de Electricidad S.A., has signed this Registration Statement on Form F-3 in the City of Newark, State of Delaware on the 3rd day of April, 2014.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Authorized Signatory

EXHIBIT INDEX

Page Number

1.1*	Form of Underwriting Agreement.

4.1	Indenture dated as of January 1, 1997 among Empresa Nacional de Electricidad S.A. and The Chase Manhattan Bank, as trustee, filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form F-3 filed on January 17, 1997 (Registration No. 333-6256), is incorporated herein by reference.

4.2	First Supplemental Indenture dated as of July 24, 2009 to the Indenture dated as of January 1, 1997 between Empresa Nacional de Electricidad S.A. and The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank, as trustee).

4.3*	Form of Debt Securities.

5.1	Opinion of Chadbourne & Parke LLP.

5.2	Opinion of Carey y Cía. Ltda.

23.1	Consent of KPMG Auditores Consultores Ltda., an independent registered public accounting firm (Empresa Nacional de Electricidad S.A.).

23.2	Consent of Ernst & Young Audit S.A.S., an independent registered public accounting firm (Emgesa S.A. ESP).

23.3	Consent of Pistrelli, Henry Martin y Asociados S.R.L., member Firm of Ernst & Young Global, an independent registered public accounting firm (Endesa Argentina S.A.).

23.4	Consent of Ernst & Young Auditores Independentes S.S., an independent registered public accounting firm (Endesa Brasil S.A.).

23.5	Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5.1 to this registration statement.

23.6	Consent of Carey y Cía. Ltda., contained in its opinion filed as Exhibit 5.2 to this registration statement.

24	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of the Company.

25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank), as trustee with respect to the Indenture, dated as of January 1, 1997, as amended.

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.